Exhibit 99.1

TerraForm Power Announces Election of Independent Director

Appointment Enhances Board’s Restructuring Expertise

BETHESDA, Md., December 27, 2016 (GLOBENEWSWIRE) -- TerraForm Power, Inc. (Nasdaq: TERP) (the “Company”), an owner and operator of clean energy power plants, today announced the election of an independent director, David Pauker, to the Company’s Board of Directors, effective December 20, 2016. Mr. Pauker replaced Mr. David Springer, who has resigned from the TerraForm Power Board.

“We are excited to welcome David Pauker to the TerraForm Power Board of Directors,” said Peter Blackmore, TerraForm Power’s Chairman and Interim Chief Executive Officer. “David’s significant expertise managing turnarounds will be invaluable to the Board as it continues to navigate the challenges posed by SunEdison’s bankruptcy and establish TerraForm Power as an independent company.”

Blackmore continued, “On behalf of the entire TerraForm Power team, we thank David Springer for his service and wish him well in his future endeavors.”

Mr. Pauker will stand for reelection at TerraForm Power’s next annual meeting of shareholders. With the replacement of Mr. Springer with Mr. Pauker, the number of independent directors on TerraForm Power’s Board increased from six to seven members.

About David Pauker

David Pauker has more than 25 years of experience as a financial consultant and turnaround manager specializing in underperforming companies. From 2002 to 2015, Mr. Pauker was the executive managing director of Goldin Associates, LLC, a leading national restructuring advisory firm. At Goldin, Mr. Pauker was a senior advisor to institutional investors, lenders and management in connection with companies in consumer products, energy & natural resources, financial services, manufacturing, media & telecommunications, real estate, retail, textile & apparel and other industries. He has served as interim CEO, COO or chief restructuring officer for numerous companies undergoing significant transition and has advised clients in connection with the restructurings of Boston Generating, Calpine, Mirant, Northwestern, NRG, Power Company of America and SemGroup. He is a Fellow of the American College of Bankruptcy and a member of the Board of Directors of Lehman Brothers, appointed pursuant to the Lehman bankruptcy plan. He has frequently been ranked among leading U.S. restructuring advisors. Mr. Pauker is a graduate of Cornell University and the Columbia University School of Law.

About TerraForm Power

TerraForm Power is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating clean energy power plants. For more information about TerraForm Power, please visit: www.terraformpower.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases.

They include, without limitation, statements relating to the expertise of the Company’s board of directors; the SunEdison bankruptcy; the reelection of board members; and the establishment of TerraForm Power as an independent company. These forward-looking statements are based on current expectations as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the outcome of the SunEdison Bankruptcy; the ability of the Company to successfully implement its business strategy; the timing of the Company’s annual meeting; as well as additional factors we have described in other filings with the Securities and Exchange Commission.

The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by us with the Securities and Exchange Commission.

The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts:

Investors:

Brett Prior
TerraForm Power
investors@terraform.com

Media:

Meaghan Repko / Joseph Sala / Nicholas Leasure
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
(212) 355-4449